Exhibit 10.1

ASSIGNMENT AGREEMENT

THIS AGREEMENT made as of the 7th  day of  May, 2009 with an effective date of May 1st, 2009.

BETWEEN:

9191-4200 Quebec Inc., a corporation incorporated under the laws of the Province of Quebec and having its head office at 500 St-Martin Blvd. suite 550, Laval, Quebec, H7M 3Y2 CANADA,

(hereinafter referred to as the "Company")

 OF THE FIRST PART,

-- and --

Teliphone Corp, a Corporation incorporated under the laws of  Nevada and carrying on business as  and having its head office at 194 St-Paul St. West, Suite 303, Montreal, Quebec, H2Y 1Z8 CANADA,

(hereinafter referred to as the "Assignee")

 OF THE SECOND PART.

WHEREAS the Company is the owner in full property of clients for which it provides services under the terms of contracts signed and delivered in the course of the Company’s business;

WHEREAS the Company has agreed to Assign all of its clients  (the "Clients") to the Assignee;

WHEREAS the Assignee has agreed to receive the Clients upon Assignment on the terms and conditions hereinafter contained;

AND CONSIDERING the company disbursed an amount of 240 000$ for the benefit of the assignee for the implementation of a credit line with TD Canada Trust;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements of the parties contained herein, the sum of one dollar paid by each party hereto to each of the other parties and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto) it is agreed as follows:

ARTICLE ONE -- ASSIGNED CLIENTS

1.1
Transfer and Assignment of the Clients. At the time of execution of this Agreement the Company shall transfer to the Assignee, all of the clients it has been transferred with by Orion Communications Inc. (Orion), (hereinafter collectively referred to as the "Assigned Clients"). Title to, ownership of and all property rights in the Assigned Clients shall become the Assignee property upon the conditions set forth in this agreement.

1.2
Under the conditions specified in this agreement, the property of the “Clients” shall be deemed the property of the Assignee and the Assignee shall provide the clients with the services they are entitled to under the terms of their contractual agreement signed with Orion and the Assignee shall deliver such services in the usual course of business as provided for in the contract.

ARTICLE TWO -- REMITTANCE OF CLIENTS CONTRACTS

2.1
Contracts to be Remitted. The Company shall furnish to the Assignee the material copy of all the  Assigned Contracts and the contracts shall bear the addresses of all clients together with the description of the services to be rendered and the monthly remittance the Clients have to pay.

ARTICLE THREE – CONDITIONS FOR ASSIGNMENT/REMUNERATION

3.1
Assignee Remuneration. The Assignee shall receive as its remuneration, the amount realized from the assigned contracts as specified for each one. The Assignee shall not be entitled to any other remuneration from the Company.

3.2
Consideration for the assignment.  In consideration for the assignment, the Assignee shall support any and all of the obligations of Orion, as specified in the contracts and as necessary  for the good management of the Contracts assigned in the due course of business;

3.3
Assignee Liable for Taxes, Licence Fees, etc. The Assignee will pay when due all taxes, rates, license fees or other charges imposed by any duly constituted authority on the Assignee, on the Company, on the Assigned Contracts or on the proceeds  thereof;

3.4	Remuneration. The assignee shall pay the company under the terms of this assignment with a yearly amount equivalent to 50% of the gross benefit generated by the management of the contracts.

ARTICLE FOUR-- GENERAL CONTRACT PROVISIONS

4.1
Notices. All notices, requests, demands or other communications (collectively, "Notices") by the terms hereof required or permitted to be given by one party to any other party, or to any other person shall be given in writing by personal delivery or by registered mail, postage prepaid, or by facsimile transmission to such other party as follows:

(a)	To the Company at:

500 St-Martin Blvd. suite 550
Laval, Quebec, H7M 3Y2
CANADA
ATT : Gilles Poliquin

(b)	To the Assignee at:

194 St-Paul St. West, Suite 303
Montreal, Quebec, H2Y 1Z8
CANADA
ATT: George Metrakos

or at such other address as may be given by such person to the other parties hereto in writing from time to time.

All such Notices shall be deemed to have been received when delivered or transmitted, or, if mailed, 48 hours after 12:01 a.m. on the day following the day of the mailing thereof. If any Notice shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such Notice shall be deemed to have been received 48 hours after 12:01 a.m. on the day following the resumption of normal mail service, provided that during the period that regular mail service shall be interrupted all Notices shall be given by personal delivery or by facsimile transmission.

4.2
Additional Considerations. The parties shall sign such further and other documents, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part thereof.

4.3
Counterparts. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument.

4.4	Time of the Essence. Time shall be of the essence of this agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

4.5
Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to all of the matters herein and its execution has not been induced by, nor do any of the parties rely upon or regard as material, any representations or writings whatever not incorporated herein and made a part hereof and may not be amended or modified in any respect except by written instrument signed by the parties hereto. Any schedules referred to herein are incorporated herein by reference and form part of the Agreement.

4.6	Enurement. This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and assigns.

4.7	Currency. Unless otherwise provided for herein, all monetary amounts referred to herein shall refer to the lawful money of Canada.

4.8	Headings for Convenience Only. The division of this agreement into articles and sections is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

4.9
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and each of the parties hereto agrees irrevocably to conform to the non-exclusive jurisdiction of the Courts of such Province.

4.10
Gender. In this Agreement, words importing the singular number shall include the plural and vice versa, and words importing the use of any gender shall include the masculine, feminine and neuter genders and the word "person" shall include an individual, a trust, a partnership, a body corporate, an association or other incorporated or unincorporated organization or entity.

4.11
Calculation of Time. When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, then the time period in question shall end on the first business day following such non-business day.

4.12
Legislation References. Regulation, order or act of any government, governmental body or other regulatory body shall be construed as a reference thereto as amended or re-enacted from time to time or as a reference to any successor thereto.

4.13
Severability. If any Article, Section or any portion of any Section of this Agreement is determined to be unenforceable or invalid for any reason whatsoever that unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of this Agreement and such unenforceable or invalid Article, Section or portion thereof shall be severed from the remainder of this Agreement.

4.14	Assignee not an Agent. This Agreement shall not constitute the Assignee an agent for the Company except for the express purpose stated herein.

4.15
Transmission by Facsimile. The parties hereto agree that this Agreement may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to provide each and every other party hereto with a copy of the Agreement bearing original signatures forthwith upon demand.

IN WITNESS WHEREOF the parties have duly executed this Assignment Agreement this  7th  day of  May, 2009.

/s/ Gilles Poliquin
For the Company 9191-4200 Quebec Inc. Gilles Poliquin Authorized Signing Officer

/s/ George Metrakos
For the Assignee Teliphone Corp. George Metrakos Authorized Signing Officer

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